EXHIBIT 2.1

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                            STOCK PURCHASE AGREEMENT

                                 by and between


                                DANIEL R. HARPER
                                       AND
                                QUINTON B. McNEW
                                   as Sellers,

                                       and

                          FLORIDA ROCK INDUSTRIES, INC.
                                    as Buyer

                                       and

                               HARPER BROS., INC.
                           as the Transferred Company


                            Dated as of May 21, 1999

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                                TABLE OF CONTENTS

ARTICLE I

DEFINITIONS................................................................... 1

     1.1    Defined Terms......................................................1
     1.2    Other Defined Terms................................................6

ARTICLE II

PURCHASE AND SALE OF STOCK.....................................................8

     2.1    Transfer of Stock..................................................8
     2.2    Purchase Price.....................................................8
     2.3    Payment of Purchase Price.........................................10
     2.4    Delivery of the Shares............................................10
     2.5    Closing; Closing Date.............................................10

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS AND TRANSFERRED COMPANY.............10

     3.1    Status............................................................10
     3.2    Authorization.....................................................10
     3.3    Conflict or Violation.............................................11
     3.4    Consents and Approvals............................................11
     3.5    Capital Stock.....................................................11
     3.6    Absence of Certain Changes or Events..............................12
     3.7    Assets............................................................14
     3.8    Owned and Leased Real Property....................................14
     3.9    Computer Software.................................................14
     3.10   Year 2000.........................................................14
     3.11   Contracts and Commitments.........................................15
     3.12   Financial Statements..............................................16
     3.13   Undisclosed Liabilities...........................................16
     3.14   Legal Matters.....................................................16
     3.15   Compliance with Law; Permits and Licenses.........................17
     3.16   Employees.........................................................17
     3.17   Collective Bargaining; Labor Disputes; Compliance.................17
     3.18   Employee Benefit Plans; ERISA.....................................18

     3.19   Transactions with Certain Persons.................................19
     3.20   Taxes.............................................................19
     3.21   Insurance.........................................................22
     3.22   Environmental Laws................................................22
     3.23   No Brokers........................................................22

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER.......................................23

     4.1    Status............................................................23
     4.2    Authorization.....................................................23
     4.3    Conflict or Violation.............................................23
     4.4    Consents and Approvals............................................23
     4.5    SEC Reports; Financial Statements.................................24
     4.6    No Brokers........................................................24
     4.7    Investment Intent.................................................24
     4.8    No Financing Contingency..........................................24

ARTICLE V

CERTAIN COVENANTS OF SELLERS AND BUYER........................................25

     5.1    Maintenance of Business and Preservation of Permits and
            Services..........................................................25
     5.2    Investigation by Buyer............................................25
     5.3    Regulatory Matters; Third Party Consents..........................26
     5.4    Use of Name  .....................................................27
     5.5    Intercompany Payments and Contracts...............................27
     5.6    Maintenance of Records............................................27
     5.7    Release of Liens..................................................28
     5.8    Employment Matters................................................28
     5.9    Employment and Consulting Agreements..............................29
     5.10   Further Assurance.................................................30
     5.11   Best Efforts .....................................................30

ARTICLE VI

CONDITIONS TO SELLER'S OBLIGATIONS............................................30

     6.1    Purchase Price Paid...............................................30
     6.2    Representations, Warranties, and Covenants........................30
     6.3    Opinion of Counsel................................................31
     6.4    Certificates .....................................................31
     6.5    Employment and Consulting Contracts...............................31

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ARTICLE VII

CONDITIONS TO BUYER'S OBLIGATIONS.............................................31

     7.1    Receipt of Shares.................................................31
     7.2    Representations, Warranties and Covenants.........................31
     7.3    Opinion of Counsel................................................32
     7.4    Certificates .....................................................32
     7.5    Books and Records.................................................32
     7.6    Resignation of Directors and Officers.............................32
     7.7    Tax Election .....................................................32

ARTICLE VIII

CONDITIONS OF BUYER AND SELLERS...............................................32

     8.1    No Litigation, Injunction or Restraint............................32
     8.2    Consents..........................................................32

ARTICLE IX

INDEMNIFICATION...............................................................33

     9.1    Survival of Representations, Etc..................................33
     9.2    Indemnification...................................................33
     9.3    Indemnification Procedures........................................34
     9.4    Exclusive Remedy..................................................35
     9.5    Claims Limitations................................................35
     9.6    Tax Effect and Insurance..........................................36
     9.7    Subrogation.......................................................37
     9.8    Allocation of Indemnification Between Sellers.....................37
     9.9    Asphalt Site .....................................................37

ARTICLE X

TAX MATTERS...................................................................37

     10.1   Codess.338(h)(10) Election........................................37
     10.2   Tax Periods Ending on or Before the Closing Date..................38
     10.3   Tax Periods Beginning Before and Ending After the Closing
            Date..............................................................38
     10.4   Cooperation on Tax Matters........................................39
     10.5   Transfer Taxes....................................................39
     10.6   Tax Indemnification...............................................39

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     10.7   Notification of Proceedings; Control..............................40
     10.8   Refunds...........................................................41

ARTICLE XI

MISCELLANEOUS.................................................................41

     11.1   Termination  .....................................................41
     11.2   No Third Party Beneficiaries......................................42
     11.3   Assignment   .....................................................42
     11.4   Notices      .....................................................42
     11.5   Choice of Law.....................................................44
     11.6   Entire Agreement; Amendments and Waivers..........................44
     11.7   Counterparts .....................................................44
     11.8   Invalidity   .....................................................44
     11.9   Expenses     .....................................................44
     11.10  Publicity.........................................................44
     11.11  Interpretation....................................................44
     11.12  Severability......................................................45
     11.13  Specific Performance..............................................45
     11.14  Sellers' Responsibilities.........................................45

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                                    EXHIBITS

Exhibit A      Form of  Opinion  of  LeBoeuf,  Lamb,  Greene &  MacRae,  L.L.P.,
               Counsel to Buyer

Exhibit B      Form of Opinion of  Henderson,  Franklin,  Starnes & Holt,  P.A.,
               Counsel to Sellers

Exhibit C      Allocation Schedule

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement"), dated as of May ____, 1999, is by and among DANIEL R. HARPER ("Harper") and QUINTON B. McNEW ("McNew" and, together with Harper, the "Sellers"), and FLORIDA ROCK INDUSTRIES, INC. , a Florida corporation ("Buyer") and joined by HARPER BROS., INC., a Florida corporation (the "Transferred Company").


                              W I T N E S S E T H:

     WHEREAS, Sellers own, beneficially and of record, all of the issued and outstanding shares of capital stock (the "Shares") of the Transferred Company; and

     WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the Shares, upon the terms and subject to the conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 Defined Terms. As used herein, the terms below shall have the following meanings:

     "Affiliate" means any Person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the Person specified.

     "Agreement"  means  this  Stock  Purchase  Agreement,   together  with  all
Schedules and Exhibits referenced herein.

     "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment or decree applicable to Sellers, Transferred Company, Buyer or any of their respective Subsidiaries, properties, assets, officers, directors or employees.

     "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in the City of New York or the City of Jacksonville are permitted or obligated by law to close.

     "Buyer Disclosure Memorandum" means the document delivered by Buyer to Sellers which sets forth the exceptions to the representation and warranty contained in Section 4.4 hereof.

     "Buyer Material Adverse Effect" means (i) a material adverse effect on the assets, liabilities, business or financial condition of Buyer and its Subsidiaries taken as a whole, or (ii) an event that would prevent or materially delay the performance by Buyer of its obligations under this Agreement or would materially interfere with the ability of the parties hereto to consummate the transactions contemplated hereby; provided, however, that a Buyer Material
Adverse Effect shall not include an effect resulting from any change (i) in Applicable Law or GAAP or interpretations thereof that apply to Buyer, (ii) in general economic, governmental or business conditions or industry-wide financial market conditions generally, (iii) in local, regional, national or international conditions affecting the business of Buyer, or (iv) affecting the business of Buyer generally.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Contracts"   (or   "Contract"  as  the  context  may  require)  means  all
agreements, contracts, commitments and undertakings, indentures, notes, bonds, loans, instruments, leases, mortgages or other binding arrangements.

     "Encumbrances" means any claim, lien, pledge, option, right of first refusal, preemptive right, charge, easement, security interest, right-of-way, encumbrance or other similar rights of third parties.

     "Environmental Laws" means any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction or decree which relates to or otherwise imposes liability or standards of conduct concerning environmental protection, discharges, emissions, releases or threatened releases of any noises, odors or Hazardous Materials into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, as amended, the Occupational Safety and Health Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Federal Water Pollution Control Act, as amended, the Clean Water Act, as amended, any so-called "Superlien" law, and any other similar federal, state or local law.

     "Environmental Permits" means all Permits required under any Environmental Law.

     "Executive Officer" means, with respect to any Person, the Chief Executive Officer, Chief Financial Officer, President or General Counsel of such Person.

     "GAAP" means generally accepted accounting principles used in the United States as in effect at the time any applicable financial statements were prepared.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental or quasi-governmental authority, agency, department, board, commission or instrumentality of the United States, any foreign government, any state of the United States or any political subdivision thereof, and any court or tribunal of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority.

     "Hazardous Material" means any (i) hazardous substance, toxic substance, hazardous waste or pollutant (as such terms are defined by or within the meaning of any Environmental Law), (ii) material or substance which is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any
Environmental Law, (iii) petroleum, crude oil or fraction thereof, (iv) asbestos-containing material, (v) polychlorinated biphenyls, (vi) lead-based paint or (vii) radioactive material.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Knowledge of Buyer" means (i) with respect to matters relating to Buyer, actual knowledge after reasonable inquiry of any Executive Officer of Buyer and
(ii) with respect to any matters relating to any Subsidiary of Buyer, actual knowledge after reasonable inquiry of any Executive Officer of Buyer or the respective Subsidiary.

     "Knowledge of Sellers" means actual knowledge after reasonable inquiry of any Sellers.

     "Material Adverse Effect" means a Buyer Material Adverse Effect or a Sellers Material Adverse Effect.

     "Nondisclosure and Confidentiality Agreement" means the Confidentiality Agreement between Sellers and Buyer, which Agreement was signed by the Sellers on June 9, 1998 and which Agreement was signed by the Buyer on June 11, 1998.

     "Permits" means all licenses, permits, orders, consents, approvals, registrations, authorizations, inspections, qualifications and filings under all federal, state, local or foreign laws and with all Governmental Authorities and all industry or other non-governmental self-regulatory organizations.

     "Permitted Encumbrances" means the following:

     (a) Statutory and Good Faith Deposits. (i) Pledges of deposits under workmen's compensation laws, employment insurance laws or similar legislation;
(ii) good faith deposits in connection with bids, tenders, contracts, licenses, franchises, permits, or leases to which the Transferred Company is party, including rent security deposits; and (iii) deposits to secure public or statutory obligations of the Transferred Company or surety, custom or appeal bonds;

     (b) Statutory Liens. (i) Any Encumbrance which is imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, or the validity or amount of which is being contested by appropriate legal proceedings and with respect to which adequate reserves have been set up; and (ii) any Encumbrance for taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment or the validity or amount of which is being contested by appropriate legal proceedings and with respect to which adequate reserves have been set up;

     (c) Minor Title Defects. Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, pipelines, telegraph and telephone lines and other similar purposes;

     (d) Landlord and Governmental Liens. (i) Statutory landlord's liens under leases to which the Transferred Company is a party or other Encumbrances on leased property reserved in leases thereof for rent or for compliance with the terms of such leases; (ii) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Transferred Company; (iii) obligations or duties to any municipality or public authority with respect to any Permit and the rights reserved or vested in any governmental authority or public utility to terminate any such Permit or to condemn or expropriate any property; and (iv) zoning laws and ordinances and municipal regulations;

     (e) Disclosed Encumbrances. Encumbrances disclosed in the Transferred Company Disclosure Memorandum; and

     (f) Miscellaneous. Other Encumbrances that do not materially detract from the value of the encumbered property or materially impair their use in the operation of the business of the Transferred Company.

     "Person" means any individual, partnership (limited or general), joint venture, corporation, company, limited liability company, trust, association, unincorporated organization, Governmental Authority or other entity.

     "Records" means all records and original documents which pertain to or are utilized primarily by Transferred Company to administer, reflect, monitor, evidence or record information relating to the business or conduct of Transferred Company and all such records and original documents, including all such records maintained on electronic or magnetic media, or in any electronic database system of Transferred Company, or necessary to comply with any Applicable Law with respect to the business of Transferred Company.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Sellers Material Adverse Effect" means (i) a material adverse effect on the assets, liabilities, business or financial condition of Transferred Company taken as a whole, or (ii) an event that would prevent or materially delay the performance by Sellers of their obligations under this Agreement or would materially interfere with the ability of the parties hereto to consummate the transactions contemplated hereby; provided, however, that a Sellers Material Adverse Effect shall not include an effect resulting from any change (i) in Applicable Law or GAAP or interpretations thereof that apply to Transferred Company, (ii) in general economic, governmental or business conditions or industry-wide financial market conditions generally, (iii) in local, regional, national or international conditions affecting the business of Transferred Company, or (iv) affecting the business of Transferred Company generally; it being understood that any matter undisclosed at closing not in the ordinary course of business which reduces assets or increases liabilities of Transferred Company in excess of $100,000 shall be deemed to be a Sellers Material Adverse Effect.

     "Shares" means all of the issued and outstanding shares of capital stock of Transferred Company.

     "Transferred Company Disclosure Memorandum" means the document delivered by Sellers to Buyer which sets forth exceptions to the representations and warranties contained in Article III hereof and certain other information called for by Article III hereof and other provisions of this Agreement.

     "Subsidiaries" (or "Subsidiary" as the context may require) means each entity as to which a Person, directly or indirectly, has the power to (i) vote, or to exercise a controlling influence with respect to, 50% or more of the securities of any class of such entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such entity or (ii) direct or cause the direction of the management and policies of such entity, whether by contract or otherwise.

     "Tax" (or "Taxes" as the context may require) means (i) any federal, foreign, state or local income, business, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, transfer gains, net worth, franchise, profits, license, social security, withholding, payroll, employment, salaries, interest, unemployment, disability, production, excise, severance, stamp, capital stock, estimated, occupation, premium, property (real or personal), environmental or windfall profit tax, custom, duty or other tax, levy, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental or taxing authority and
(ii) any liability of the relevant Person or any subsidiary of the relevant Person for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of the relevant Person or any subsidiary of the relevant Person for payment of such amounts was determined or taken into account with reference to the liability of any other Person.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Transferred Company" means Harper Bros., Inc., a Florida corporation.

     "Working Capital" means, as of 11:59 p.m. on the date prior to the Closing Date, the sum of all current assets of the Company minus the sum of all current liabilities of the Company, each as determined in accordance with GAAP applied on a basis consistent with the balance sheet of the Company included as a part of the GAAP Financial Statements.

     "Working Capital Adjustment Amount" means an amount equal to the Final Working Capital minus $2,641,699.

     1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

     Term                                                 Section
     ----                                                 -------
     Actions                                              3.15
     Allocation Schedule                                  10.1(b)
     Buyer                                                Preamble
     Buyer Indemnitee                                     9.2
     Closing                                              2.5
     Closing Date                                         2.5
     Company Returns                                      3.20(a)
     Damages                                              9.2
     ERISA                                                3.18(a)
     Final Working Capital                                2.2(b)
     GAAP Financial Statements                            3.12
     Harper                                               Preamble
     Indemnified Person                                   9.3(a)
     Indemnifying Person                                  9.3(a)
     Liabilities                                          3.13
     Licensed Software                                    3.9
     McNew                                                Preamble
     Owned Software                                       3.9
     PBGC                                                 3.18(b)
     Plans                                                3.18(a)
     Pre-Closing Taxes                                    10.6(a)
     Purchase Price                                       2.2
     Real Property                                        3.8
     SEC                                                  4.5(a)
     SEC Reports                                          4.5(a)
     Section 338(h)(10) Election                          10.1(a)
     Sellers                                              Preamble
     Sellers Indemnitee                                   9.2
     Sellers' Post-Closing Taxes                          10.3
     Tax Ruling                                           3.21(h)
     Transfer Taxes                                       10.5
     Transferred Company                                  Preamble
     Transferred Employees                                3.16
     Working Capital Statement                            2.2(b)
     90 Day ARS                                           2.2(c)

                                   ARTICLE II

                           PURCHASE AND SALE OF STOCK

     2.1 Transfer of Stock. Upon the terms and subject to the conditions contained herein, on the Closing Date, Harper and McNew shall sell, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Harper and McNew, 360 and 270 Shares, respectively, for the Purchase Price specified in
Section 2.2.

     2.2 Purchase Price.

     (a) The purchase price for the 360 Shares to be sold by Harper shall be $49,428,572 ($137,301.58 per share) and the purchase price (together with the purchase price for the Shares to be sold by Harper, the "Purchase Price") for the 270 Shares to be sold by McNew shall be $37,071,428 ($137,301.58 per Share). Such Purchase Price, aggregating $86,500,000, is net of the sum of $500,000 to be paid separately to Sellers by Buyer to purchase from Sellers all of the outstanding shares of capital stock of Commercial Testing, Inc., a Florida corporation.

     (b) No later than 60 days after the Closing Date, Buyer shall cause to be prepared and delivered to Sellers (i) a balance sheet for the Transferred
Company as of 11:59 p.m. on the date immediately prior to the Closing Date, which shall be reviewed by Gilbert Wallace & Stewart, together with any related review report of such firm and (ii) a statement of Working Capital as determined from such balance sheet (the "Working Capital Statement"). The balance sheet shall be prepared in accordance with GAAP, applied in a manner consistent with the preparation of the GAAP Financial Statements. If within 20 days following delivery of the Working Capital Statement to the Sellers, neither Seller has given the Buyer written notice of his objection to the Working Capital Statement (such notice must contain a statement describing the basis of such objection), then the Working Capital reflected on the Working Capital Statement shall be deemed final and conclusive and shall be the "Final Working Capital." If either Seller gives such written notice of objection within such 20 day period and if the parties are unable to resolve the Seller's objection, then the issues in dispute will be submitted for resolution to a "big five" accounting firm to be selected jointly by the Sellers and Buyer (the "Referee"). The Referee shall determine the Final Working Capital within thirty days after the dispute is submitted to it. If issues in dispute are submitted to the Referee for resolution, (A) each party will furnish to the Referee such work papers and other documents and information relating to the disputed issues as the Referee may request and are available to that party (or its independent public accountants) and will be afforded the opportunity to present to the Referee any material relating to the determination of Final Working Capital and to discuss such determination with the Referee; (B) the determination by the Referee of Final Working Capital, as set forth in a written notice delivered to each party by the Referee, will be binding and conclusive on the parties; and (C) the

Sellers, on the one hand, and the Company, on the other, will each bear one-half of the fees and expenses of the Referee for such determination.

     If the Final Working Capital minus $2,641,699 (the estimated working capital at September 30, 1998) is a positive number, then Buyer shall pay to the Sellers an amount equal to the Working Capital Adjustment Amount. If the Final Working Capital minus $2,641,699 is a negative number, then the Sellers shall pay such Working Capital Adjustment Amount to Buyer. Such payment shall be made by Buyer or the Sellers, as the case may be, on the third Business Day following the determination of the Final Working Capital, in immediately available funds by wire transfer to such bank account as the other party shall specify. Any payment to be made to or by the Sellers shall be made by or to Harper and McNew in the following percentages:

                    Name             Percentage
                    ----             ----------
                    Harper             57.143%
                    McNew              42.857%

     (c) Accounts Receivable. On the Business Day preceding the Closing Date, the Transferred Company shall deliver to Buyer and each Seller a statement specifying the unpaid accounts receivables of the Transferred Company that were due and payable as of the 90th day preceding the Closing Date (collectively, the "90 Day ARs"). On the Closing Date, an amount equal to the 90 Day ARs shall be withheld from the Purchase Price and placed in escrow with Henderson, Franklin, Starnes & Holt, P.A. Until the first anniversary of the Closing Date, Buyer shall use its commercially reasonable efforts, consistent with its customary collection practices for its own accounts receivable, without compensation, to collect each 90 Day AR. Buyer shall not be required to refer any 90 Day AR to a collection agency or an attorney for collection, nor shall it compromise, settle, or adjust any 90 Day AR without receiving the approval of Sellers.

     Until the first anniversary of the Closing Date, Buyer shall provide to Sellers a detailed monthly statement of the 90 Day ARs showing amounts collected to the date of such monthly statement, and amounts outstanding as of the same date, and, within 15 days of the end of the monthly period covered by such statement, Buyer shall withdraw from escrow and deliver to Sellers an amount equal to the amount of the 90 Day ARs collected during such monthly period. On the first anniversary of the Closing Date, the amount remaining in escrow and not payable to Sellers in accordance with the preceding sentence shall be paid to the Buyer and Buyer shall cause the Transferred Company to assign its right, title and interest to each of the then outstanding 90 Day ARs to the Sellers. Upon such assignment, Sellers may take such action as they deem desirable to collect the outstanding 90 Day ARs from the account debtors, including litigation.

     All  payments or  assignments  to be made to the  Sellers  pursuant to this
Section 2.2(c) shall be made to Harper and McNew in the percentages specified in the last sentence of Section 2.2(b).

     2.3 Payment of Purchase Price. On the Closing Date, Buyer shall pay to each Seller the Purchase Price owed to such Seller by wire transfer of immediately available funds to an account or accounts designated in writing by Sellers to Buyer. Such designation shall be made at least three Business Days prior to the Closing Date.

     2.4 Delivery of the Shares. At the Closing, each Seller shall deliver to Buyer stock certificates representing the Shares to be sold by such Seller, free and clear of any Encumbrances (except Encumbrances arising as a result of any action taken by Buyer or any of its Affiliates), duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer.

     2.5 Closing; Closing Date. The closing of the sale and purchase of the Shares contemplated hereby (the "Closing") shall take place at the offices of Henderson, Franklin, Starnes & Holt, P.A., 1715 Monroe Street, Fort Myers, Florida 33901, at 10:00 a.m., local time, on the later of June 3, 1999 or the fifth Business Day following satisfaction or (if permissible) waiver of the conditions set forth in Articles VI, VII and VIII (excluding those conditions which by their nature are to be satisfied as a part of the Closing), or at such other time or date as Buyer and Sellers shall agree upon in writing. The time and date on which the Closing occurs is referred to herein as the "Closing Date."

                                   ARTICLE III

       REPRESENTATIONS AND WARRANTIES OF SELLERS AND TRANSFERRED COMPANY

     Each Seller and Transferred Company hereby severally represent and warrant to Buyer as follows:

     3.1 Status.

     (a) Such Seller is a resident of the State of Florida.

     (b) Transferred Company is incorporated and its status is active under the laws of the State of Florida and has full corporate power and authority to own, operate and lease its properties and to conduct its business as it is presently being conducted and to enter into and to perform its obligations under this Agreement and under the other Contracts provided for herein to which it is a party. Transferred Company has no Subsidiaries.

     3.2 Authorization. Each of this Agreement and the other Contracts provided for herein to which such Seller is or will be a party has been or will be duly executed and delivered by such Seller and, assuming the due execution by the other parties hereto and thereto, constitutes or will constitute the legal, valid and binding obligation of such Seller enforceable against each of them, respectively, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

     3.3 Conflict or Violation. Neither the execution and delivery of this Agreement or any other Contract contemplated hereby by such Seller of the Transferred Company, nor the consummation of the transactions contemplated hereby or thereby, will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or bylaws of the Transferred Company (b) a breach of, or a default under, any term or condition of, or otherwise cause any impairment of, any material Contract, indebtedness, Encumbrance, franchise, Permit, authorization or concession to which such Seller or Transferred Company is a party or is subject or by which any of its assets are bound which could result in a Sellers Material Adverse Effect, (c) a violation by such Seller or Transferred Company of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to such Seller or the Transferred Company, or (d) the imposition of any material Encumbrance or other restriction on the business of Transferred Company or on any of its assets.

     3.4 Consents and Approvals. Except as set forth in the Transferred Company Disclosure Memorandum, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by such Seller or Transferred Company on or prior to the Closing Date in connection with the execution, delivery and performance by such Seller or the Transferred Company of this Agreement or any other Contract related hereto or the consummation of the transactions contemplated hereby or thereby.

     3.5 Capital Stock.

     (a) The authorized capital stock of the Transferred Company consists of 100,000 shares of common stock, without nominal or par value, of which 630 shares are issued and outstanding.

     (b) All of the Shares have been duly authorized and validly issued, are fully paid and non-assessable and represent the only shares of capital stock of Transferred Company which are issued and outstanding. No shares of capital stock of Transferred Company are held in treasury. Daniel R. Harper owns 360 Shares and Quinton B. McNew owns 270 Shares. There are no other shareholders of the Transferred Company. Other than this Agreement, there are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for, any equity interests of Transferred Company. There are no restrictions upon the voting or transfer of any of the Shares pursuant to the certificate of incorporation or bylaws of Transferred Company or any Contract to which such Seller is a party or by which such Seller is bound. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire from such Seller good and marketable title to the Shares sold by such Seller, free and clear of any Encumbrances.

     3.6 Absence of Certain Changes or Events. Except as set forth in and authorized by the Transferred Company Disclosure Memorandum, since September 30, 1998, Transferred Company has not:

     (a) declared or paid or set aside dividends or other distributions on its capital stock;

     (b) except for this Agreement, issued, redeemed, sold or disposed of, or created any obligation to issue, redeem, sell or dispose of, any shares of the capital stock of Transferred Company (whether authorized but unissued or held in treasury) or issued any option, warrant or other right to acquire any shares of its capital stock.

     (c) effected any stock split, reclassification or combination;

     (d) adopted a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

     (e) amended or modified its certificate of incorporation or bylaws (or equivalent charter documents);

     (f) merged or consolidated with any corporation or other entity;

     (g) other than the  employment  and  consulting  contracts  referred  to in
Section 5.9, hired any executive employee at or above the level of 'vice president', or entered into, adopted, modified or amended in any material respect any written employment, severance, consulting, "change of control", "parachute payment", bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock purchase, employee benefit, welfare benefit or other Contract, plan or arrangement providing for compensation or benefits to employees or directors or stockholders which would have effect after the Closing Date;

     (h) incurred or contracted for any capital expenditures other than in the ordinary course of business or any capital expenditure in excess of $150,000;

     (i) amended, terminated or waived any right of value material to its business, other than with respect to the settlement of insured claims in the ordinary course of business in a manner consistent with past practice;

     (j) revalued any material portion of its assets, properties or business;

     (k) other than the  employment  and  consulting  contracts  referred  to in
Section 5.9, made any material wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, or employees or any accrual for or Contract to make or pay the same (other than in the ordinary course of business in a manner consistent with past practices and other than increases, bonuses, accounts or Contracts which will not be in effect after the Closing Date);

     (l) made any loan or advance to any of its officers, directors or employees (other than trade payables and travel advances made in the ordinary course of business in a manner consistent with past practice) or made any other material loan or advance;

     (m) made any payment or commitment to pay severance or termination pay to any of its officers, directors, employees or other representatives (other than in the ordinary course of business in a manner consistent with past practices);

     (n) entered into any material lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its material investments or other material assets, properties or business, other than in the ordinary course of business consistent with past practice; granted or suffered any material Encumbrance on any of its assets, properties or business, other than Permitted Encumbrances; entered into, amended or terminated any material Contract to which it is a party or by or to which it or its assets, properties or business are bound or subject, except in the ordinary course of business in a manner consistent with past practice; or entered into or amended any material Contract pursuant to which it agrees to indemnify any person or to refrain from competing with any person;

     (o) incurred or assumed any Liability (other than trade payables or obligations to employees or any other Liability less than $10,000, in each case incurred in the ordinary course of business), or issued any debt securities or assumed, guaranteed, endorsed or otherwise as an accommodation became responsible for material Liabilities of any other person;

     (p) failed to pay any creditor any amount owed to such creditor when due (after the expiration of any applicable grace periods, except to the extent being contested in good faith);

     (q) made any acquisition of all or any material part of the assets, properties, capital stock or business of any other Person;

     (r) except in the ordinary  course of business in a manner  consistent with
past  practice,   amended,   terminated  or  entered  into  any  other  material
transaction;

     (s) changed any of its accounting methods or practices; or

     (t) entered into any Contract to do any of the foregoing.

     3.7 Assets. Transferred Company owns (or leases in the case of leased assets), and has good and marketable title to, all of the assets material to the operation of its business as now operated. None of such assets is subject to any Encumbrance, except for Permitted Encumbrances.

     3.8 Owned and Leased Real Property. All real property owned or leased by Transferred Company (the "Real Property") is described in the Transferred Company Disclosure Memorandum. All material leases currently in effect relating to the Real Property, together with all amendments and modifications thereto (the "Leases"), are listed in the Transferred Company Disclosure Memorandum. To the knowledge of Sellers, except as described in the Transferred Company Disclosure Memorandum, Transferred Company is not in default under any of the material terms and provisions of any of the Leases and has not received any written notice of any default, in either case which would, individually or in the aggregate, have a Sellers Material Adverse Effect. Transferred Company has not granted or created any Encumbrances on the Real Property, including, without limitation, mortgages of the Real Property other than Permitted Encumbrances. Neither such Seller or Transferred Company has received any written notice from any Governmental Authority advising of a violation of any applicable building code, zoning, subdivision, land development or land use laws, regulations or ordinances or any other applicable local, state or federal laws, regulations or ordinances that could be reasonably be expected to have a Sellers Material Adverse Effect. Such Seller has neither Knowledge of nor received any notice of any existing or proposed material assessments for public improvements imposed or to be imposed upon the Real Property which will remain unpaid at Closing.

     3.9 Computer Software. Sellers have set forth in the Transferred Company Disclosure Memorandum a complete and accurate list of all computer software programs material to the conduct of the businesses of Transferred Company . The Transferred Company Disclosure Memorandum sets forth whether each such computer software program is (i) owned by Transferred Company (the "Owned Software"),
(ii) licensed by Transferred Company from a third party, or (iii) licensed by a third party and assigned by such third party to Transferred Company in accordance with the terms of such licenses (the software referred to in clauses
(ii) and (iii) hereof is referred to herein as the "Licensed Software"). With respect to Owned Software and Licensed Software, there are no Actions pending or, to the Knowledge of such Seller, threatened against Transferred Company with respect to any such software which if determined adversely to Transferred Company would, individually or in the aggregate, have a Sellers Material Adverse Effect.

     3.10 Year 2000. Transferred Company has established a strategic plan and provided Buyer with a schedule of the amount of capital and resources estimated by the Transferred Company necessary to institute software systems that are intended to protect the Transferred Company from experiencing, as a result of its own software system, invalid or incorrect results or abnormal software operation related to calendar year 2000.

     3.11 Contracts and Commitments.

     (a) The Transferred Company Disclosure Memorandum sets forth a complete and accurate list of all Contracts to which Transferred Company is a party or by which any of its respective assets are bound which are material to the business of Transferred Company taken as a whole. Each of the Contracts listed in the Transferred Company Disclosure Memorandum is a legal, valid and binding obligation of Transferred Company enforceable against Transferred Company in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws affecting creditors' rights generally or by general equitable principles. Neither such Seller nor Transferred Company has received written notice of a cancellation of or an intent to cancel any Contract listed in the Transferred Company Disclosure Memorandum. To the knowledge of such Seller, there exists no breach or event of default related to any Contract in the Transferred Company Disclosure Memorandum on the part of Transferred Company or on the part of any other party to any Contract listed in the Transferred Company Disclosure Memorandum, other than defaults that could not reasonably be expected to have a Sellers Material Adverse Effect.

     (b) Except as set forth in the Transferred Company Disclosure Memorandum, Transferred Company is not a party to any material Contract: (i) containing covenants limiting the freedom of Transferred Company to engage in any line of business in any geographic area or to compete with any Person or to incur indebtedness for borrowed money; (ii) containing "change of control" or similar provisions the failure to comply with which could be reasonably expected to have, either individually or in the aggregate, a Sellers Material Adverse Effect; (iii) containing provisions providing for the indemnification by Transferred Company of any Person for any liability which is reasonably likely to exceed $10,000; (iv) other than the employment and consulting contracts referred to in Section 5.9, relating to the employment of Transferred Employees and other Contracts with directors or Transferred Employees of Transferred Company which cannot be terminated by Transferred Company upon notice of sixty days or less without penalty or premium; (v) relating to management, management services, investment management or consulting agreements (other than those which will be terminated prior to the Closing); (vi) for the purchase or sale of personal property with a value in excess of $10,000 other than Contracts entered into in the ordinary course of business; (vii) relating to patent, trademark, service mark, trade name, and copyright and franchise licenses, royalty agreements or similar Contracts that are material to the operation of the business of Transferred Company; (viii) forming joint ventures (other than among Sellers and its Affiliates); (ix) under which Transferred Company has guaranteed the obligations of any Person (other than Transferred Company), which
obligations  are  reasonably   likely  to  exceed  $10,000;   or  (x)  with  any
Governmental

Authority affecting the business of Transferred Company and not made in the ordinary course of business.

     3.12 Financial Statements. Sellers have previously furnished Buyer with copies of the audited consolidated financial statements for Transferred Company as of and for the years ended September 30, 1998, 1997, 1996 and 1995, and the unaudited condensed consolidated financial statements as of and for the quarters ended December 31, 1998 and March 31, 1999 (collectively, the "GAAP Financial Statements"). Each of the balance sheets included in the GAAP Financial Statements fairly presents in all material respects the financial position of Transferred Company as of its date and each of the statements of operations included in the GAAP Financial Statements fairly presents in all material respects the results of operations of Transferred Company for the period therein set forth, in each case in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto and subject, in the case of the unaudited financial statements, to normal year-end adjustments).

     3.13 Undisclosed Liabilities. Since September 30, 1998, except for (i) those Liabilities or items set forth in the Transferred Company Disclosure Memorandum and (ii) any Liability incurred in the ordinary course of business consistent with past practice since such date, Transferred Company has not incurred or become liable for, directly or indirectly, any indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), required by GAAP to be included on a balance sheet or in the notes thereto (and, to the Knowledge of Sellers, there is no existing condition or set of circumstances which would reasonably be expected to result in such a Liability), other than Liabilities that would not, individually or in the aggregate, have a Sellers Material Adverse Effect.

     3.14 Legal Matters. Except as set forth in the Transferred Company Disclosure Memorandum, there is no action, order, writ, injunction, judgment or decree outstanding or suit, litigation, proceeding, labor dispute, arbitral action, investigation or reported claim (collectively, "Actions"), pending or, to the Knowledge of such Seller, threatened against or relating to (i) Transferred Company, (ii) any benefit plan for officers, directors, or employees of Transferred Company or any fiduciary or administrator thereof or (iii) the transactions contemplated by this Agreement, except for Actions which, if adversely determined, could not reasonably be expected to have, individually or in the aggregate, a Sellers Material Adverse Effect. Transferred Company is not in default with respect to any judgment, order, writ, injunction or decree of any Governmental Authority, and there are no unsatisfied judgments against Transferred Company. The Transferred Company Disclosure Memorandum sets forth a true and complete list of all pending litigation relating to or involving Transferred Company or the assets or properties of Transferred Company, the liability and loss for which is not fully insured.

     3.15 Compliance with Law; Permits and Licenses.

     (a) To the knowledge of such Seller, except as set forth in the Transferred Company Disclosure Memorandum, Transferred Company is not in violation of and is not under investigation with respect to, and has not been threatened to be charged with or given notice of violation of, any Applicable Law, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Sellers Material Adverse Effect. Neither such Seller or Transferred Company has received any written notice to the effect that, or otherwise been advised that, Transferred Company is not in compliance with any material Applicable Laws.

     (b) To the knowledge of such Seller, except as set forth in the Transferred Company Disclosure Memorandum, Transferred Company holds all Permits material to the ownership and conduct of its business in each of the jurisdictions in which it conducts or operates its business, the absence of which would have a Sellers Material Adverse Effect and such Permits are in full force and effect. To the Knowledge of such Seller, the Permits listed with issue dates and expiration or renewal dates in the Transferred Company Disclosure Memorandum include all Permits which are material to the ownership and conduct of its business, including the present use and occupancy of the Real Property by Transferred Company, and each has been duly issued. To the knowledge of such Seller, the consummation of the transactions contemplated by this Agreement or any other Contract related hereto will not result in any revocation, cancellation or suspension of any such Permit, and there are no pending or, to the Knowledge of such Seller, threatened Actions with respect to revocation, cancellation, suspension or nonrenewal thereof, and, to the Knowledge of such Seller, there has occurred no event which (whether with notice or lapse of time or both) will result in such a revocation, cancellation, suspension or nonrenewal thereof.

     3.16 Employees. The Transferred Company Disclosure Memorandum sets forth an accurate and complete list of all employees of Transferred Company (the "Transferred Employees"), together with each such employee's position and present salary or compensation arrangement. All Contracts between any Transferred Employee and Transferred Company are listed in the Transferred Company Disclosure Memorandum.

     3.17 Collective Bargaining; Labor Disputes; Compliance. No general work stoppage or other significant labor dispute with respect to Transferred Company is pending or, to the Knowledge of such Seller, threatened, and no application for certification of a collective bargaining agent is pending or, to the Knowledge of Sellers, threatened with respect to the business of Transferred Company. No employees of Transferred Company are covered by a collective bargaining agreement. To the knowledge of such Seller, Transferred Company has complied in all material respects with all Applicable Laws relating to the employment and safety of labor, including provisions relating to wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, and all Applicable Laws regarding occupational safety and health with respect to employees employed by it, the failure to comply with which would have a Sellers Material Adverse Effect.

     3.18 Employee Benefit Plans; ERISA. (a) Each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, deferred compensation, equity-based, severance or other plan or written agreement relating to employment, compensation or fringe benefits for employees, maintained or contributed to by Transferred Company (collectively, the "Plans") is listed in the Transferred Company Disclosure Memorandum, is in substantial compliance with all applicable laws and has been administered and operated in all material respects in accordance with its terms.

     (b) Each Plan which is  intended  to be  "qualified"  within the meaning of
Section 401(a) of the Code, has received a favorable determination letter from the IRS or is still within the remedial amendment period, as described in
Section 401(b) of the Code, for such Plan and, to the knowledge of Sellers or Transferred Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. No event which constitutes a "reportable event" (as defined in Section 4043(c) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the "PBGC") has occurred with respect to any Plan. No Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA. Full payment has been made of all amounts which Transferred Company was required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

     (c) Neither the Sellers, Transferred Company nor to the knowledge of Sellers or Transferred Company, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Plan that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. Transferred Company has not maintained any Plan (other than a Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code) which provides benefits with respect to employees or former employees of Transferred Company following their termination of service with such Transferred Company (other than as required pursuant to Section 601 of ERISA). Each Plan subject to the requirements of
Section 601 of ERISA has been operated in substantial compliance therewith.

     (d) Except as set forth in the Transferred Company Disclosure Memorandum, no individual shall accrue or receive additional benefits, service or accelerated rights to payment of benefits as a direct result of the transactions contemplated by this Agreement. To the knowledge of Sellers, no material liability, claim, investigation, audit, action or litigation has been incurred, made, commenced or, to the knowledge of Sellers, threatened, by or against any Plan or Transferred Company with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums).

     (e) No Plan is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) and Transferred Company has not been obligated to contribute to any multiemployer plan. No material liability has been, or could reasonably be expected to be, incurred under Title IV of ERISA (other than for benefits payable in the ordinary course or PBGC insurance premiums) or Section 412(f) or
(n) of the Code by any entity required to be aggregated with Transferred Company, pursuant to Section 4001(b) of ERISA and/or Section 414(b) or (c) of the Code (and the regulations promulgated thereunder) with respect to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA).

     3.19 Transactions with Certain Persons.

     (a) Except as set forth in the Transferred Company Disclosure Memorandum, neither such Seller, nor any officer, director, employee or member of any such Person's immediate family is presently a party to any material transaction with Transferred Company, including, without limitation, any Contract or other arrangement (i) providing for the furnishing of material services by, (ii) providing for the rental of material real or personal property from, or (iii) otherwise requiring material payments to (other than for services as officers, directors or employees of such Transferred Company) any such Person.

     (b) The Transferred Company Disclosure Memorandum identifies (i) all material Contracts or other arrangements in existence or effect as of the date hereof between Transferred Company, on the one hand, and such Seller or any of his Affiliates (other than Transferred Company), on the other hand, and (ii) any payments, reimbursements and other distributions of any nature whatsoever made since June 30, 1998 by Transferred Company, on the one hand, to such Seller or any of his Affiliates (other than Transferred Company), on the other hand. All such payments, reimbursements and other distributions were made in compliance with any Applicable Laws and the terms of any applicable Contracts.

     3.20 Taxes. For purposes of this Section 3.20, any reference to Transferred Company shall include any corporation which merged or was liquidated with and into Transferred Company. Except as set forth in the Transferred Company Disclosure Memorandum:

     (a) All Tax Returns which are required to be filed by, or with respect to, Transferred Company thereof on or prior to the Closing Date (the "Company Returns") have been, or will be, timely filed.

     (b) Transferred Company Returns are true, complete and accurate in all material respects.

     (c) All Taxes due and payable by or with respect to Transferred Company have been, or prior to the Closing Date will be, timely paid.

     (d) There is no claim, audit, Action, suit, proceeding or investigation now pending or, to the Knowledge of Sellers, threatened against Transferred Company with respect to any Tax for which Transferred Company should be liable. To the knowledge of Sellers, no claim has ever been made by a taxing authority within the last six years in a jurisdiction where Transferred Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     (e) Transferred Company is not delinquent in the payment of any Tax. No extension of time within which to file any Company Return (which Company Return has not yet been filed) has been requested by or with respect to Transferred Company.

     (f) No extension or waiver of the statute of limitations period applicable to any Taxes or any Company Return, which period (after giving effect to such extension or waiver) has not yet expired, has been granted by or with respect to Transferred Company.

     (g) The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of Transferred Company or those Tax Returns have been examined by the appropriate taxing authorities except for the tax returns set forth on the Transferred Company Disclosure Memorandum and no deficiency for any Taxes has been proposed, asserted or assessed against Transferred Company that has not been resolved or paid in full.

     (h) No Tax Ruling has been received and no Closing Agreement has been entered into by or with respect to Transferred Company that would have a continuing adverse effect after the Closing Date. "Tax Ruling" means a written ruling of a taxing authority relating to Taxes. "Closing Agreement" means a written and legally binding agreement with a taxing authority relating to Taxes. There are no requests for rulings or determinations in respect of any Tax pending between Transferred Company and any taxing authority.

     (i) Except as set forth in the Transferred Company Disclosure Memorandum, Transferred Company has not been a member of an affiliated, consolidated, combined or unitary group.

     (j) Transferred Company is not a party to any Tax allocation or sharing agreement. Transferred Company is not currently under any obligation to pay any amounts as a result of being party, or having been party, to any Tax sharing agreement.

     (k) Except as set forth in the Transferred Company Disclosure Memorandum, Transferred Company is not currently under any express or implied obligation to indemnify any other person for Taxes.

     (l) There are no Encumbrances for Taxes upon the assets of Transferred Company.

     (m) Transferred Company will not be required to include any adjustment in taxable income for any tax period ending after the Closing Date under Section 481(a) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a voluntary change in method of accounting for a taxable period ending before, or beginning before and ending after, the Closing Date or pursuant to the provisions of any agreement entered into with any taxing authority with regard to the Tax liability of Transferred Company and, to the Knowledge of Sellers, the Internal Revenue Service has not proposed any such adjustment or change in accounting method.

     (n) Taxes which Transferred Company is required by law to withhold, collect and pay over with respect to amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been or will be paid over to the proper authorities to the extent due and payable within the time and in the manner prescribed by law, rules and regulations relating to the payment and withholding of Taxes.

     (o) Transferred Company has not filed (nor will file prior to Closing) a consent pursuant to Section 341(f) of the Code nor has agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as that term is defined in Section 341(f)(4) of the Code) owned by Transferred Company.

     (p) Transferred Company is not a party to any Contract that would result, separately, or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (q) No power of attorney currently in force has been granted by Transferred Company concerning any Tax matter.

     (r) Transferred Company has made available to Buyer complete and accurate copies of all Tax Returns, and any amendments thereto, filed by or on behalf of Transferred Company for all taxable years from the formation of Transferred Company through the fiscal year ended September 30, 1997.

     (s) No property of Transferred Company is property that Transferred Company or any other party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

     (t) Transferred Company (and any predecessor of Transferred Company) has been a validly electing S corporation within the meaning of Code ss.ss.1361 and 1362 at all times after August 1, 1983 and Transferred Company will be an S corporation up to and including the Closing Date

     (u) Transferred Company has no Subsidiaries and therefore has no "qualified subchapter S subsidiaries" within the meaning of Code ss.1361(b)(3)(B).

     (v) Transferred Company will not be liable for any Tax under Code ss.1374 in connection with the deemed sale of Transferred Company's assets (including the assets of any qualified subchapter S subsidiary) caused by the Section 338(h)(10) Election. Transferred Company has not, in the past 10 years, (A) acquired assets from another corporation in a transaction in which Transferred Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

     3.21 Insurance. The Transferred Company Disclosure Memorandum sets forth, as of the date hereof, an accurate and complete list of all material policies of insurance maintained by the Transferred Company relating to (i) the assets, properties, business, and operations of Transferred Company, and (ii) all employees, officers or directors of Transferred Company. As of the date hereof, Transferred Company is covered by valid and currently effective insurance policies issued in favor of Transferred Company that are believed by the Transferred Company to be customary for companies of similar size in the industry and locale in which it operates.

     3.22 Environmental Laws. To the Knowledge of Sellers, but without independent inquiry or investigation, except as set forth in the Transferred Company Disclosure Memorandum and as would not reasonably be expected to have, individually or in the aggregate, a Sellers Material Adverse Effect: (i) Transferred Company is in compliance with all applicable Environmental Laws, and possesses and is in compliance with all Environmental Permits required under such laws for the conduct of its business and operations, and (ii) there are and have been no conditions at any property owned, operated or otherwise used by Transferred Company now or in the past that would reasonably be expected to give rise to Liability of Transferred Company under any Environmental Law.

     3.23 No Brokers. None of Sellers or any of their Affiliates has employed, or is subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement other than FMI Corporation whose fees and expenses shall be paid by Sellers.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Sellers as follows:

     4.1 Status. Buyer is incorporated and its status is active under the laws of the State of Florida and has requisite corporate power and authority to own, operate and lease its properties and to conduct its business as it is presently being conducted and to enter into and to perform its obligations under this Agreement and under the other Contracts provided for herein to which it is a party.

     4.2 Authorization. The execution, delivery and performance of this Agreement and the other Contracts provided for herein to which Buyer or any of its Subsidiaries is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer or such Subsidiary, as the case may be, and no other corporate proceedings on the part of Buyer or any of its Subsidiaries are necessary to authorize this Agreement and such other Contracts and the transactions contemplated hereby and thereby. Each of this Agreement and the other Contracts provided for herein to which Buyer or any of its Subsidiaries is or will be a party has been or will be duly executed and delivered by Buyer or such Subsidiary, as the case may be, and, assuming the due execution by the other parties hereto and thereto, constitutes or will constitute the legal, valid and binding obligation of Buyer or such Subsidiary, as the case may be, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles.

     4.3 Conflict or Violation. Neither the execution and delivery of this Agreement or any other Contract contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or bylaws of Buyer or any of its Subsidiaries, (b) a breach of, or a default under, any term or condition of, or otherwise cause any impairment of, any material Contract, indebtedness, Encumbrance, franchise, Permit, authorization or concession to which Buyer or any of its Subsidiaries is a party or is subject or by which any of its assets are bound which could result in a Buyer Material Adverse Effect, (c) a violation by Buyer or any of its Subsidiaries of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to the Buyer or any of its Subsidiaries, or (d) the imposition of any material Encumbrance or other restriction on the business of Buyer or any of its Subsidiaries or on any of its assets.

     4.4 Consents and Approvals. Except as set forth in the Buyer Disclosure Memorandum, no consent or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by Buyer on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement or any other Contract related hereto or the consummation of the transactions contemplated hereby or thereby.

     4.5 SEC Reports; Financial Statements.

     (a) Buyer has timely filed all reports, registration statements, proxy statements or information statements and all other documents, together with any amendments required to be made thereto, required to be filed on or prior to the date hereof with the Securities and Exchange Commission ("SEC") under the Securities Act or the Securities Exchange Act of 1934, as amended (collectively, the "SEC Reports").

     (b) All of the financial statements included in the SEC Reports fairly presented in all material respects the consolidated financial position of Buyer and its Subsidiaries as at the dates mentioned and the consolidated results of operations, changes in stockholders' equity and cash flows for the periods then ended in conformity with GAAP consistently applied (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or in the case of the unaudited statements, as may be permitted by Form 10-Q, and subject, in the case of unaudited statements, to normal, recurring audit adjustments). As of their respective dates, the SEC Reports complied in all material respects with all applicable rules and regulations promulgated by the SEC.

     4.6 No Brokers. None of Buyer or any of its Affiliates has employed, or is subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement.

     4.7 Investment Intent. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2.11 of the Securities Act in any manner that would be in violation of the Securities Act. Buyer has not, directly or indirectly, offered the Shares to anyone or solicited any offer to buy the Shares from anyone, so as to bring such offer and sale of the Shares by Buyer within the registration requirements of the Securities Act. Buyer will not sell, convey, transfer or offer for sale any of the Shares except upon compliance with the Securities Act and any applicable state securities laws or pursuant to any exemption therefrom.

     4.8 No Financing Contingency. Buyer has available, and on the Closing Date will have available, sufficient funds, available lines of credit or other sources of immediately available funds to enable it to purchase the Shares on the terms and conditions of this Agreement. Buyer's obligations hereunder are not subject to any conditions regarding Buyer's ability to obtain financing for the consummation of the transactions contemplated herein.

                                    ARTICLE V

                     CERTAIN COVENANTS OF SELLERS AND BUYER

     Sellers and Buyer covenant and agree as follows for the period from the date hereof to the Closing Date:

     5.1 Maintenance of Business and Preservation of Permits and Services. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with Section 11.1, each Seller shall use reasonable efforts to:

     (a) cause Transferred Company to conduct its business in the ordinary course and consistent with past practice and to use reasonable commercial efforts to (i) preserve intact its business organization, (ii) preserve the goodwill and business relationships with suppliers, customers, licensees, licensors, franchisees and all others having business relationships with it,
(iii) keep available the services of its respective present officers and employees, (iv) defend and protect its assets from infringement or usurpation,
(v) perform all of its material obligations under all material Contracts relating to or affecting its assets or its business, (vi) maintain its books, accounts and records in the usual manner consistent with past practice and (vii) comply in all material respects with all Applicable Laws the failure to comply with which would have a Sellers Material Adverse Effect; and

     (b) not permit Transferred Company to undertake any of the actions specified in Section 3.6 hereof without Buyer's prior consent, except those described in the Transferred Company Disclosure Memorandum as exceptions.

     5.2 Investigation by Buyer.

     (a) Between the date of this Agreement and the Closing Date, each Seller shall, and shall cause Transferred Company to allow Buyer and its authorized agents and representatives reasonable access, upon reasonable notice and during normal business hours, to all Contracts and information of or relating to the assets, Liabilities, operations, personnel and other aspects of the business of Transferred Company in connection with the Buyer's review of matters related to the purchase of the Shares and Buyer's examination of the condition of Transferred Company, in each case to verify the representations and warranties of Sellers hereunder including, without limiting the foregoing verification, by drilling of aggregate reserves on the real property owned by the Transferred Company; provided, however, that any information obtained from Sellers or any of its Affiliates in connection with such investigation and examination shall be deemed to be subject to the Nondisclosure and Confidentiality Agreement referred to in Section 1.1 (the "Confidentiality Agreement"). Each Seller shall use his reasonable efforts to cause its employees and the employees of Transferred Company and its agents and representatives to provide reasonable assistance to Buyer in connection with its investigation and examination.

     (b) In addition to the parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and adopted, and incorporated by reference herein, each party hereto shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Parties and shall not use such
information   for  any  purpose  except  in  furtherance  of  the   transactions
contemplated by this Agreement. If this Agreement is terminated prior to the Closing, each party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other party.

     (c) Each such Seller and his Affiliates shall use their reasonable efforts to exercise their rights under confidentiality agreements entered into with Persons which were considering an acquisition proposal with respect to Transferred Company, if any, to preserve the confidentiality of the information relating to the Transferred Company provided to such Persons and their Affiliates and Representatives.

     5.3 Regulatory Matters; Third Party Consents. (a) Buyer and each Seller shall cooperate with each other and use their respective best efforts promptly to prepare and file all necessary documentation with, and to obtain as promptly as practicable all Permits of, all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, any filings under the HSR Act. Buyer shall pay all fees relating to the filing of the notification and report form pursuant to the HSR Act. Buyer and Sellers shall have the right to review in advance, and shall consult with the other on, in each case subject to any laws relating to the exchange of information, all the information relating to Sellers, Transferred Company or Buyer, as the case may be, and any of their respective Affiliates, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. The parties hereto agree that they will consult with each other with respect to the obtaining of all Permits of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party shall keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The party responsible for any such filing shall promptly deliver to the other party evidence of the filing of all applications, filings, registrations and notifications relating thereto, and any supplement, amendment or item of additional information in connection therewith. The party responsible for a filing shall also promptly deliver to the other party a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any Governmental Authority in respect of any such application. In exercising the foregoing rights and obligations, Buyer and Sellers shall act reasonably and as promptly as practicable.

     (b) Buyer and Sellers shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement, which causes such party to believe that there is a reasonable likelihood that the requisite consent or approval will not be obtained or that the receipt of such consent or approval will be materially delayed.

     5.4 Use of Name. On the Closing Date, each Seller shall execute an assignment to Buyer and Transferred Company of all rights held by such Seller or any of his Affiliates (other than Transferred Company), to all of the logos, names, marks or other proprietary rights, if any, used primarily or exclusively in the business of Transferred Company in form reasonably satisfactory to counsel for the Buyer.

     5.5 Intercompany Payments and Contracts. (a) Notwithstanding any other provision of this Agreement to the contrary, except as set forth in Section 5.5(b) or in the Transferred Company Disclosure Memorandum, neither Seller shall permit Transferred Company to make any payments, reimbursements or any other distributions of any nature whatsoever to such Seller or any of his Affiliates without the prior written consent of Buyer. Any expenses allocated by Sellers during the period from the date hereof to the Closing Date to Transferred Company shall be allocated in a fair and reasonable manner consistent with past practice.

     (b) All outstanding intercompany account balances (other than those relating to Taxes) between Transferred Company on the one hand, and Sellers and any of their Affiliates (other than Transferred Company), on the other hand, as of the Closing shall be settled in accordance with the financial terms of such intercompany accounts (but irrespective of the terms of payment of such intercompany accounts) in the manner provided in this Section. At least five business days prior to the Closing, Sellers shall prepare and deliver to Buyer a statement setting out in reasonable detail the calculation of all such intercompany account balances based upon the latest available financial information as of such date and, to the extent reasonably requested by Buyer, provide Buyer with supporting documentation to verify the underlying intercompany charges and transactions. All such intercompany account balances shall be paid in full in cash prior to the Closing. All intercompany accounts relating to Taxes will be governed by Article X.

     (c) Except as set forth on the Transferred Company Disclosure Memorandum, all intercompany Contracts between any of Transferred Company, on the one hand, and Sellers or any of their Affiliates (other than Transferred Company), on the other hand, shall have been terminated in accordance with their terms.

     5.6 Maintenance of Records. Through the Closing Date, Transferred Company shall maintain the Records in all material respects in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. From and after the Closing Date, each of the parties shall permit the other party reasonable access to any applicable Records in its possession, and the right to duplicate such Records, to prepare and file tax returns, to prepare for and participate in any investigation or litigation relating to the Transferred Company, to contest or defend any claims made under this Agreement and to the extent that the requesting party has any other reasonable business purpose for requesting such access or duplication. Each party hereto shall notify the other party of any extension of any applicable statute of limitations related to such Records and neither party shall permit the destruction of any such Records without obtaining the prior written consent of the other party. Notwithstanding any other provision of this Section 5.6, access to any Records may be denied to the requesting party if the other party is required under Applicable Law to deny such access.

     5.7 Release of Liens. At the Closing, Sellers shall obtain such required consents, releases or waivers to enable the Shares to be sold free and clear of all Encumbrances which relate to any relevant debt instruments.

     5.8 Employment Matters.

     (a) Subject to the rights of the Transferred Company at any time to terminate employment because of economic conditions generally or for cause, Buyer shall cause the Transferred Company or assigns to continue to employ the Transferred Employees who are not terminated for such reasons at substantially the same salaries and wages and with employee benefits which are no less favorable in the aggregate to the Transferred Employees than those in effect prior to the Closing Date for a period commencing on the Closing Date and ending no earlier than the first anniversary of the Closing Date.

     (b) Sellers do not believe that, except as set forth in the Transferred Company Disclosure Memorandum, any Transferred Employees will be entitled to receive any severance or other comparable benefit as a direct or indirect result of the transactions contemplated by this Agreement. If, after the Closing Date, the Transferred Company terminates the employment of any Transferred Employee, then the Transferred Company shall pay to such terminated Transferred Employee severance or other benefits comparable to the severance or benefits that other employees of Buyer, occupying a position comparable to that occupied by the terminated Transferred Employee, would receive under Buyer's employment practices and policies or under Buyer's employee benefit plans.

     (c) Until the Closing Date, Seller shall be responsible for complying with the WARN Act and, after the Closing Date, Buyer shall be responsible for complying with the WARN Act with respect to Transferred Employees.

     (d) Buyer agrees to cause the Transferred Company to continue to maintain any Plans of the Transferred Company that currently provide life insurance, disability, medical or dental benefits or, alternatively, Buyer shall maintain comparable life insurance, disability, medical and dental plans that provide a level of benefits no less favorable than the level of benefits provided under the current Plans at a cost to the Transferred Employee no greater than the cost of the current Plans. In that connection, Buyer agrees that any such life insurance, disability, medical or dental plan will cover spouses and dependents of Transferred Employees who were participating in the Plans immediately prior to the Closing Date on substantially similar terms as such individuals were covered under the Plans. If Buyer elects to cause the Transferred Employees to be covered by benefit plans maintained by Buyer rather than continue the Plans, each Transferred Employee,
(i) shall be given service credit, for time employed by the Transferred Company, for the purpose of determining eligibility under the plans maintained by Buyer; and (ii) will be given credit under the health plan maintained by the Buyer for the deductibles paid since January 1, 1999, under the health plan maintained by the Transferred Company. Additionally, Buyer shall cause any preexisting conditions restrictions under Buyer's health or other welfare benefit plan to be waived to the extent necessary to provide immediate coverage under Buyer's plan, unless subject to such restrictions on the Closing Date under the Transferred Company's plans.

     (e) Buyer shall also cause the Transferred Company to continue to maintain the 401(k) plan of the Transferred Company currently in force or shall permit the Transferred Employees to participate in a retirement plan of Buyer providing benefits no less favorable than those provided by the current 401(k) plan. Each Transferred Employee shall be given service credit, for time employed by the Transferred Company, for the purpose of determining eligibility and determining the vested percentage of accounts under the 401(k) retirement plan maintained by Buyer.

     (f) In addition to the foregoing, Buyer shall permit the Transferred Employees to participate, on such terms and conditions as Buyer may determine as are consistent with this Section 5.8, in any other employee benefit plan maintained by Buyer for the benefit of other comparable employees of Subsidiaries of Buyer (including, without limitation, Buyer's current Amended Medical Reimbursement Plan, Management Incentive Compensation Plan, Management Security Plan, 1996 Stock Option Plan, savings/profit sharing plans and defined benefit retirement plan).

     (g) Each such Seller agrees that it shall cause the Transferred Company to pay to each Transferred Employee his or her salary or comparable compensation which is accrued and owed as of the date on which such salary or other compensation is customarily paid occurring prior to the Closing Date. The Buyer shall cause the Transferred Company to pay all salaries and other compensation (including, but not limited to, bonuses, retirement payments, vacation pay or sick pay) payable after such date. Sellers shall not be responsible for any vacation pay, sick pay, bonuses or comparable payments that may have accrued but shall not have been payable prior to the Closing Date or any claims by a Transferred Employee arising under an employee benefit plan, whether made before, on or after the Closing Date.

     5.9 Employment and Consulting Agreements. Prior to the execution of this Agreement, the Transferred Company, Denis J. Roza, Daniel Shawn Harper and Ronald E. Inge, have entered into employment contracts for a term of three years, and Transferred Company and Sellers Daniel R. Harper and Quinton B. McNew have entered into Consulting Contracts. Copies of such contracts have been provided to

Buyer. Buyer shall cause the Transferred Company to perform its obligations under such contracts after the Closing Date.

     5.10 Further Assurance. In addition to the actions required to be taken, and the Contracts and other documents and papers specifically required to be delivered, pursuant to this Agreement, each of the parties hereto shall execute such Contracts and other documents and papers and take such further actions as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby.

     5.11 Best Efforts. Between the date of this Agreement and the Closing Date, each of the parties hereto shall use their respective best efforts to cause the conditions in Articles VI, VII and VIII to be satisfied.

                                   ARTICLE VI

                       CONDITIONS TO SELLER'S OBLIGATIONS

     In addition to the conditions set forth in Article VIII, the obligations of Sellers to consummate the transactions contemplated hereby on the Closing Date are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by Sellers in writing:

     6.1 Purchase Price Paid. Sellers shall have received the Purchase Price, in accordance with Article II.

     6.2 Representations, Warranties, and Covenants. All representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date (except for any representation or warranty made or given as of a specified date, which shall have been true and correct as of such specified date, and except for any changes expressly permitted by Sellers), provided, however, that, notwithstanding anything herein to the contrary, this
Section 6.2 shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any such representations or warranties to be so true and correct, whether individually or in the aggregate, has had, or is reasonably likely to have, a Buyer Material Adverse Effect. Buyer shall have performed in all material respects all agreements and covenants required by this Agreement to the performed by it on or prior to the Closing Date.

     6.3 Opinion of Counsel. Sellers shall have received an opinion from LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to Buyer, substantially to the effect set forth in Exhibit A.

     6.4 Certificates. Sellers shall have received from Buyer such certificates of the respective officers of Buyer and others to evidence compliance with the conditions set forth in this Article VI as may be reasonably requested by Sellers.

     6.5 Employment and Consulting Contracts. The employment and consulting contracts referred to in Section 5.9 shall remain in full force and effect.

     6.6 Other Agreements. Contemporaneous with the Closing, the transactions contemplated by the Real Estate Purchase and Sale Agreement among Sellers and Buyer, the Real Estate Purchase and Sale Agreement between Daniel S. Harper and Buyer, and the Stock Purchase Agreement among Sellers, Buyer and Commercial Testing, Inc., each dated the date of this Agreement, shall have been completed.

                                   ARTICLE VII

                        CONDITIONS TO BUYER'S OBLIGATIONS

     In addition to the conditions set forth in Article VIII, the obligations of Buyer to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by Buyer in writing:

     7.1 Receipt of Shares. Buyer shall have received all of the share certificates representing, and all other evidence of ownership of, the Shares, in accordance with Article II.

     7.2 Representations, Warranties and Covenants. All representations and warranties of Sellers contained in this Agreement shall be true and correct on and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date (except for any representation or warranty made or given as of a specified date which shall have been true and correct as of such specified date, and except for any changes expressly permitted by Buyer), provided, however, that, notwithstanding anything herein to the contrary, this
Section 7.2 shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any such representations or warranties to be so true and correct, whether individually or in the aggregate, has had, or is reasonably likely to have, a Sellers Material Adverse Effect. Sellers shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by them on or prior to the Closing Date.

     7.3 Opinion of Counsel. Buyer shall have received an opinion from Henderson, Franklin, Starnes & Holt, P.A., counsel to Sellers and Transferred Company, substantially to the effect set forth in Exhibit B.

     7.4 Certificates. Buyer shall have received from Sellers such certificates of the Sellers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Buyer.

     7.5 Books and Records. Buyer shall have received the corporate minute books, bylaws (or other organizational document) and stock transfer books of Transferred Company.

     7.6 Resignation of Directors and Officers. Each Person who is a director of Transferred Company shall have resigned such directorship. Additionally, each Person who is an officer of Transferred Company whose principal employment is not as an officer of Transferred Company shall resign such office.

     7.7 Tax Election. Sellers shall have executed and delivered to Buyer an effective, irrevocable election under Section 338(h)(10) of the Code in form and substance satisfactory to Buyer and Seller. Buyer and Seller shall have delivered all documents in connection therewith as Buyer may reasonably request.

                                  ARTICLE VIII

                         CONDITIONS OF BUYER AND SELLERS

     The obligations of each of Buyer and Sellers to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived in writing by either party, as to itself, to the extent permitted by law:

     8.1 No Litigation, Injunction or Restraint. No order, injunction or decree issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No proceeding initiated by any Governmental Authority or any third party seeking an injunction against any of the transactions contemplated by this Agreement shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal the consummation of any of the transactions contemplated by this Agreement.

     8.2 Consents. (a) All consents to the acquisition by Buyer of Transferred Company required to be obtained prior to the Closing Date from any Governmental Authority or third party in connection with the consummation of the transactions contemplated hereby for the continuation and validity of all Permits and Environmental Permits of Transferred Company shall have been obtained without any terms, limitations or conditions which Buyer determines in good faith would, individually or in the aggregate, have a Material Adverse Effect, and such Permits shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired.

     (b) The waiting period prescribed by the HSR Act shall have expired or been terminated.

                                   ARTICLE IX

                                 INDEMNIFICATION

     This Article IX shall govern the indemnification procedures for all claims other than claims relating to tax matters. Article X of this Agreement shall govern the indemnification procedures for claims arising out of tax matters.

     9.1 Survival of Representations, Etc.

     (a)  Subject to the  further  provisions  of this  Article  IX hereof,  the representations and warranties respectively made by Sellers, the Transferred Company and Buyer in this Agreement or in any certificate required to be delivered pursuant to this Agreement will survive the Closing (i) until the third anniversary of the Closing Date in the case of the representations and warranties of Sellers set forth in Sections 3.5 and 3.20 hereof, and (ii) until the first anniversary of the Closing Date, in the case of all other representations and warranties.

     (b) Any breach of any representation or warranty as to which a bona- fide claim for indemnification has not been asserted in accordance with this Article IX during the applicable survival period set forth in Section 9.1(a) hereof may not be pursued, and hereby is irrevocably waived, except that if a claim for indemnification is made in accordance with this Article IX before the expiration of the applicable survival period set forth in Section 9.1(a), then (notwithstanding such survival period) the representation or warranty applicable to such claim will survive until, but only for the purpose of, the resolution of such claim by final, nonappealable judgment or settlement.

     9.2 Indemnification. In addition to and not in limitation of the indemnification provided in Section 10.1 and Section 10.6 but subject to Sections 9.5 and 9.6 and Section 11.1(c), Sellers shall indemnify Buyer and its Affiliates (including, after the Closing, Transferred Company) (each, a "Buyer Indemnitee") against, and hold each Buyer Indemnitee harmless from, any damage, claim, liability or expense, including, without limitation, interest, penalties and reasonable attorneys' fees (collectively "Damages"), arising out of the breach by Sellers of any of its representations, warranties, covenants or agreements contained herein (other than representations and warranties contained in Section 3.20 which shall be governed by Article X rather than this Article
IX). Buyer shall indemnify Sellers and their Affiliates (including, prior to the Closing, Transferred Company) (each, a "Sellers Indemnitee") against, and hold each Sellers Indemnitee harmless from, any Damages arising out of the breach by Buyer of any of its representations, warranties, covenants or agreements contained herein.

     9.3 Indemnification Procedures. (a) Upon any Person entitled to be indemnified under this Article IX (the "Indemnified Person") becoming aware of a fact, condition or event for which indemnification is provided under this
Article IX, the Indemnified Person will with reasonable promptness notify the Person from whom indemnification is sought (the "Indemnifying Person") in writing of such fact, condition or event, but in any event within thirty days after such Indemnified Person has actual knowledge of the facts constituting the basis for indemnification; provided that the failure to provide such notice shall not prejudice the Indemnified Person's right to indemnification hereunder except to the extent that the Indemnifying Person is actually prejudiced thereby. Such notice shall (i) provide (with reasonable specificity) the basis on which indemnification is being asserted; (ii) set forth actual or good-faith estimated amount of Damages for which indemnification is being asserted, if known; and (iii) be accompanied by copies of all relevant pleadings, demands, and other papers served on the Indemnified Person. If such fact, condition or event is the assertion of a claim by a third party, the Indemnifying Person will be entitled to participate in or take charge of the defense against such claim; provided, that the Indemnifying Person and their counsel shall proceed with diligence and in good faith with respect thereto. Notwithstanding the Indemnifying Person's election to assume the defense or investigation of such claim, the Indemnified Person shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, action or proceeding, and the Indemnifying Person shall bear the expense of such separate counsel, if (i) in the written opinion of counsel to the Indemnified Person reasonably satisfactory to the Indemnifying Person, use of counsel of the Indemnifying Person's choice would be expected to give rise to a conflict of interest, (ii) the Indemnifying Person shall not have employed counsel to represent the Indemnified Person within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding, or
(iii) the Indemnifying Person shall authorize the Indemnified Person in writing to employ separate counsel at the expense of the Indemnifying Person. An Indemnifying Person who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Persons with respect to such claim, unless in the written opinion of counsel to the Indemnified Person reasonably satisfactory to the Indemnifying Person, use of one counsel would be expected to give rise to a conflict of interest between such Indemnified Person and any other of such Indemnified Persons with respect to such claim, in which event the Indemnifying Person shall be obligated to pay the fees and expenses of one additional counsel.

     (b) Neither the Indemnified Person nor the Indemnifying Person shall make any settlement of any claim which would give rise to liability on the part of the Indemnifying Person under this Article IX without the prior written consent of the other, which consent shall not be unreasonably withheld, provided that an Indemnified Person shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such Indemnified Person other than financial obligations for which such Indemnified Person will be indemnified hereunder. No Indemnifying Person will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Person of a release from all liability in respect to such claim or litigation. Whenever the Indemnified Person or the Indemnifying Person receives a firm offer to settle a claim for which indemnification is sought under this Article IX, it shall promptly notify the other of such offer. If the Indemnifying Person refuses to accept such offer within 20 Business Days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the Indemnifying Person's indemnity contained in this Article IX, the Indemnified Person shall be indemnified pursuant to the terms hereof. If the Indemnifying Person notifies the Indemnified Person in writing that the Indemnifying Person desires to accept such offer, but the Indemnified Person refuses to accept such offer within twenty Business Days after receipt of such notice, the Indemnified Person may continue to contest such claim and, in such event, the total maximum liability of the Indemnifying Person to indemnify or otherwise reimburse the Indemnified Person hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the Indemnifying Person desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such Indemnified Person other than financial obligations for which such Indemnified Person will be indemnified hereunder.

     9.4 Exclusive Remedy. This Article IX and Section 10.6 shall provide the sole and exclusive remedy for any and all Damages sustained or incurred by any Indemnified Person, except for Damages sustained or incurred by Indemnified Person as a result of fraud by Indemnifying Person.

     9.5 Claims Limitations.  Notwithstanding  the foregoing  provisions of this
Article IX, and except as set forth in Section 9.9,

     (a) Neither Sellers nor Buyer shall be liable for indemnification under this Article IX for (i) consequential damages of the other party; or (ii) any breach of any representation or warranty by such party if such party can demonstrate that the other party had actual knowledge of such breach prior to Closing and did not notify such breaching party of such breach prior to Closing;

     (b) Sellers shall have no liability for indemnification for any Damages under Section 9.2 hereof until and unless the cumulative total of such Damages exceeds in the aggregate $100,000, at which time all amounts of Damages in excess of $50,000 may be claimed and recovered as provided in this Agreement;

     (c) The aggregate amount which Sellers may be required to pay for indemnification pursuant to Section 9.2 hereof, excluding the amount of indemnification paid by Sellers pursuant to Article X, shall not exceed the sum of $2,000,000 plus all out-of-pocket costs incurred by Buyer (including reasonable fees of attorneys, accountants, actuaries and other experts) in connection with the transactions contemplated by this Agreement or any disputes relating hereto;

     (d) No Indemnification Claim may be made by Buyer against one Seller unless a Indemnification Claim is made, at approximately the same time, against the other Seller in accordance with Section 9.8; and

     (e) The Indemnifying Persons will have no Liability to the Indemnified Persons under or in connection with a breach of any of the representations, warranties, covenants or agreements made or to be performed by the Companies or the Indemnifying Persons contained in this Agreement unless written notice asserting an indemnification claim based thereon is given to the Indemnifying Persons prior to the third anniversary of the Closing Date in the case of representations and warranties contained in Sections 3.5 and 3.20 and prior to the first anniversary of the Closing Date in the case of all other representations, warranties, covenants or agreements.

     9.6 Tax Effect and Insurance.

     (a) The Liability of the Indemnifying Persons with respect to any Indemnification Claim shall be reduced by the tax benefit actually realized and any insurance proceeds received by the Indemnified Persons as a result of any Damages upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnified Persons as a result of such Damages. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Damages and shall otherwise be determined so that payment by the Indemnifying Persons of the Indemnification Claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnified Person as economically whole as is reasonably practical with respect to the Damages upon which the Indemnification Claim is based. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in this Agreement.

     (b) If an Indemnified Person recovers from any third party (including insurers) all or any part of any amount previously paid to it by and Indemnifying Person pursuant to this Article IX, such Indemnified Person will promptly pay over to the Indemnifying Person the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of any amount previously so paid by the Indemnifying Person.

     9.7 Subrogation. Upon payment in full of any Indemnification Claim, whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnifying Persons shall be subrogated to the extent of such payment to the rights of the Indemnified Person against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

     9.8 Allocation of Indemnification Between Sellers.

     (a) The liability of Harper and McNew with respect to any Indemnification Claim or claim for indemnification pursuant to Article X shall be pro rata in the same proportion as the Purchase Price received by such Person bears to the aggregate Purchase Price. Accordingly, such liability shall be borne by the Sellers in the following percentages: Harper - 57.143%; McNew - 42.857%.

     (b) If a Seller fails to pay his allocable share of an Indemnification Claim or claim for indemnification made pursuant to this Article IX or Article X owed to Buyer, then, subject to the limitations set forth in this Article IX or
Article X, Buyer may recover the amount of such allocable share from the other Seller and such other Seller shall be entitled to recover the amount so paid to the Buyer from the delinquent Seller.

     9.9 Asphalt Site. Transferred Company has recently conveyed or before Closing will convey to Sellers approximately 40 acres of land containing Transferred Company's asphalt plants and other improvements ("Asphalt Site"). Sellers and Transferred Company are aware of certain environmental issues affecting the Asphalt Site ("Asphalt Site Environmental Issues"). In addition to indemnification made and notwithstanding any limitations contained elsewhere in this Article IX, Sellers shall indemnify each Buyer Indemnitee against, and hold each Buyer Indemnitee harmless from, any Damages relating to the Asphalt Site Environmental Issues.

                                    ARTICLE X

                                   TAX MATTERS

     10.1 Code ss.338(h)(10) Election.

     (a) Code ss.338(h)(10) Election. At Buyer's request Transferred Company and each of the Sellers will join with Buyer in making an election under Code ss.338(h)(10) of the Code (and any corresponding election under state, local and foreign tax law) with respect to the purchase and sale of the stock of Transferred Company hereunder (a "Section 338(h)(10) Election"). Sellers will include any income, gain, loss, deduction, or other tax item resulting from the
Section 338(h)(10) Election on their Tax Returns to the extent permitted by applicable law. Sellers shall also pay any Tax imposed on Transferred Company attributable to the making of the Section 338(h)(10) Election, including, but not limited to, (i) any Tax imposed under

Treasury Regulation ss.1.338(h)(10)-1(e)(5), or (iii) any state, local or other Tax imposed on Transferred Company's gain, and Sellers shall indemnify Buyer and Transferred Company against any Tax liability, penalty, interest or other loss. The indemnification contained in the preceding sentence shall be subject to the limitations, conditions and provisions of Section 10.6 (d).

     (b) Allocation of Purchase Price. Buyer, Transferred Company and Sellers agree that the Purchase Price and the liabilities of Transferred Company (plus other relevant items) will be allocated to the assets of Transferred Company for all purposes (including Tax and financial accounting) in a manner consistent with the fair market values set forth in the allocation schedule (the "Allocation Schedule") attached hereto as Exhibit C. Buyer, Transferred Company and Sellers will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such values.

     (c) S Corporation Status. Transferred Company and Sellers will not revoke Transferred Company's election to be taxed as an S corporation within the meaning of Code ss.1361 and 1362. Transferred Company and Sellers will not take or allow any action that would result in the termination prior to the consummation of the transactions contemplated by this Agreement of Transferred Company's status as a validly electing S corporation within the meaning of Code ss.ss.1361 and 1362.

     10.2 Tax Periods Ending on or Before the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Transferred Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Buyer shall permit Sellers to review, comment, and approve on each such Tax Return described in the preceding sentence prior to filing. To the extent permitted by applicable law, Sellers shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1's furnished by Transferred Company to the Sellers for such periods. Sellers shall reimburse Buyer for any Taxes of the Transferred Company with respect to such periods within fifteen
(15) days after payment by Buyer or the Transferred Company of such Taxes.

     10.3 Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of Transferred Company for Tax periods which begin before the Closing Date and end after the Closing Date. Sellers shall pay to the Buyer within five days after the date on which Taxes are paid with respect to such periods an amount equal to Sellers' allocable portion of such Taxes ("Sellers' Post-Closing Taxes"). Sellers' Post-Closing Taxes shall be:

     (a) in the case of any real or personal property Tax, an amount equal to the Tax for the entire period multiplied by a fraction the numerator of which is the number of days in the period for which such Taxes are paid ending on the Closing Date and the denominator of which is the number of days in the entire period; and

     (b) in the case of any other Tax, the amount that would be payable by Transferred Company if the taxable year ended on the Closing Date.

The remainder of Post-Closing Taxes shall be Buyer's Post-Closing Taxes.

     10.4 Cooperation on Tax Matters. Buyer, Sellers and Transferred Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article X and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Sellers agree (i) to retain all books and records with respect to Tax matters pertinent to Transferred Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Transferred Company or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Transferred Company or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

     10.5 Transfer Taxes. All state and local transfer, documentary, sales, use, stamp, registration and other such Taxes and fees, including any penalties and interest, ("Transfer Taxes") incurred in connection with this Agreement shall be paid by Buyers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

     10.6 Tax Indemnification.

     (a) After the Closing Date and except as set forth in Section 10.1(b), Sellers will indemnify and hold harmless Buyer from and against any and all claims, actions, causes of action, liabilities, losses, damages, and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to Pre-Closing Taxes and Sellers's Post-Closing Taxes or any breach by the Sellers of the representations and warranties contained in Section 3.20. The term Pre-Closing Taxes means Taxes of Transferred Company related to Pre-Closing Tax Periods including any Tax incurred as the result of the Section 338(h)(10) Election. Pre-Closing Tax Period means any Tax period ending on or before the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period ending on the Closing Date.

     (b) After the Closing Date and in addition to Buyer's obligations as set forth in Section 10.1(b), Buyer will indemnify and hold harmless Sellers from and against any and all claims, actions, causes of action, liabilities, losses, damages, and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to Buyer's Post-Closing Taxes and Transfer Taxes.

     (c) The amount of any  payment to Buyer or Sellers or  Transferred  Company pursuant to this Section 10.6 shall be reduced by the amount of any corresponding federal, state or local income tax benefit derived or to be derived by the Indemnified Party from payment of the liability upon which the claim for indemnity is based.

     (d) The indemnifications contained in Section 10.1 and this Section 10.6 shall be subject to the following limitations, conditions and provisions:

         (i) Neither Sellers nor Buyer shall be liable for indemnification under this Article X for (A) consequential damages of the other party; or (B) any breach of any representation or warranty by such party if such party can demonstrate that the other party had actual knowledge of such breach prior to Closing and did not notify such breaching party of such breach prior to Closing;

        (ii) Sellers have no liability for indemnification under Section 10.1 or this Section 10.6 until and unless the cumulative total of the claims, actions, liabilities, losses, damages, penalties, interest or expenses exceeds in the aggregate $50,000, at which time all amounts of such claims, actions, liabilities, losses, damages, penalties, interest or expenses in excess of $25,000 may be claimed and recovered as provided in this Agreement;

       (iii) The aggregate amount which Sellers may be required to pay for indemnification pursuant to Section 10.1 or this Section 10.6, excluding the amount of Indemnification Claims paid by Sellers pursuant to Article IX, shall not exceed the sum of $2,000,000 plus all out-of-pocket costs incurred by Buyer (including reasonable fees of attorneys, accountants, actuaries and other experts) in connection with the transactions contemplated by this Agreement or any disputes relating thereto; and

        (iv) No claim for indemnification may be made by Buyer against one Seller pursuant to this Article X unless a claim is made, at approximately the same time, against the other Seller in accordance with Section 9.8.

     10.7 Notification of Proceedings; Control.

     (a) In the event that Buyer or Transferred Company receives notice, whether orally or in writing, of any pending or threatened federal, state, local or foreign tax examinations, claims settlements, proposed adjustments or related matters with respect to Taxes that could affect Sellers or any Sellers's Affiliate, or if Sellers or any Sellers's Affiliate receives notice of such matters that could affect Buyer or Transferred Company, the party receiving such notice shall notify in writing the potentially affected party (and shall provide a copy of such notice to such party) within ten days thereof. The failure of either party to give the notice required by this Section shall not impair such party's rights under this Agreement except to the extent that the other party demonstrates that it has been damaged thereby.

     (b) Sellers shall have the responsibility for, and shall be entitled, at their expense, to contest, control, compromise, settle or appeal all proceedings with respect to Pre-Closing Taxes and Sellers's Post Closing Taxes.

     10.8 Refunds. Any refund or credit of Taxes (including any statutory interest thereon) received by Buyer, Sellers or Transferred Company attributable to periods ending on or prior to or including the Closing Date that were paid by Sellers (including without limitation the deposit of $412,310 with Internal
Revenue Service under Code Sections 444 and 7519) shall be for the benefit of Sellers, and Buyer shall cause any such refund or credit to be paid to Sellers within ten business days after Buyer or Transferred Company receives such refund or actually realizes the benefit of such credit.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Termination. (a) This Agreement may be terminated and the transactions contemplated hereby abandoned on or prior to the Closing Date only as follows:

          (i) by written consent of Buyer and Sellers; or

          (ii) at the election of either Buyer or Sellers, if the Closing Date shall not have occurred on or before June 3, 1999, provided that no party shall be entitled to terminate this Agreement pursuant to this clause (ii) of this Section 11.1(a) if such party's failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

          (iii) at the election of either Buyer or Sellers, if either party has been notified that the applicable Governmental Authority intends to take action under the HSR Act with respect to the transaction contemplated by this Agreement other than the consent for divestiture of Buyer's Fort Myers, Florida Quarry and Transferred Company's Glades County, Florida Sand Mine; or

          (iv) at the election of either Buyer or Sellers, if a final and unappealable order, judgment, writ, injunction, decree or award has been issued prohibiting the consummation of the transaction contemplated by this Agreement.

     (b)  Notwithstanding  any termination of this Agreement pursuant to Section
11.1(a), the provisions of Sections 11.9 and 11.10 and the Confidentiality Agreement shall continue in full force and effect.

     (c) If this  Agreement  is  terminated  as  permitted by clause (a) of this
Section 11.1, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement.

     11.2 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     11.3 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Sellers without the prior written consent of Buyer, or by Buyer without the prior written consent of Sellers. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     11.4 Notices. All notices and other communications required or permitted hereunder or under any other document relating hereto shall be in writing (including telefax communication) and shall be delivered personally, telefaxed (with confirmation of receipt immediately thereafter by telephone), sent by nationally recognized overnight courier (marked for overnight delivery), or sent by registered, certified or express mail, postage prepaid, return receipt requested, addressed as follows or to such other address as may be hereafter designated in writing hereunder by the respective parties:

     (a)  If to Sellers:

               Daniel R. Harper
               Quinton B. McNew
               c/o John A. Noland
               1715 Monroe Street
               Fort Myers, Florida  33901

               Telephone:       941/334-4121
               Telefax:         941/332-4494
          with a copy to:

               Henderson, Franklin, Starnes & Holt, P.A.
     Mail      Post Office Box 280
               Fort Myers, Florida  33902
               Attention:  John A. Noland

     Hand      1715 Monroe Street
     Delivery: Fort Myers, Florida  33901

               Telephone: 941/334-4121
               Telefax:   941/332-4494

     (b)  If to Buyer:

               Florida Rock Industries, Inc.
               Post Office Box 4667 (Zip 32201)
               155 East 21st Street
               Jacksonville, Florida  32206
               Attention:  John D. Baker II
                           President and Chief Executive Officer

               Telephone: 904/355-1781 - Extension 227
               Telefax:   904/355-0817

          with a copy to:

               LeBoeuf, Lamb, Greene & MacRae, L.L.P.
               50 North Laura Street
               Suite 2800
               Jacksonville, FL  32202
               Attention:  Lewis S. Lee

               Telephone: 904/354-8000 (Main number)
                          904/630-5322 (Direct number)
               Telefax:   904/353-1673

Such notices and communications shall (i) when delivered in person on any Business Day between the hours of 9:00 AM to 5:00 PM. (Eastern time), be effective when delivered (or if delivered after 5:00 PM, be effective on the next Business Day to occur), (ii) when telefaxed (provided receipt is immediately thereafter confirmed by telephone) on any Business Day between the hours of 9:00 AM to 5:00 PM (Eastern time), be effective when telefaxed (or if telefaxed after 5:00 PM, be effective on the next Business Day to occur), or
(iii) if mailed, be effective three (3) Business Days after the same has been deposited in the mails, postage prepaid, by registered or certified mail, return receipt requested, or (iv) if sent by a nationally recognized overnight courier service, be effective one (1) Business Day after the same has been delivered to such courier service marked for overnight delivery; in each case addressed as aforesaid.

     11.5 Choice of Law. This agreement shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the state of Florida, without regard to the conflict of law principles thereof.

     11.6 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     11.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.8 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     11.9 Expenses. Sellers and Buyer will each be liable for its own costs and expenses, including, without limitation, the costs and expenses of any of its independent advisors, actuaries, accountants and counsel, incurred in connection with the negotiation, preparation and execution of this Agreement and the performance of the transactions contemplated hereby.

     11.10 Publicity. Each party agrees to notify the other prior to issuing any press release or making any public statement regarding the transactions contemplated hereby, and will attempt to obtain the reasonable approval of the other party prior to making such release or statement, except where such release or statement is required by Applicable Law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or any other regulatory requirement, in which case the disclosing party shall endeavor to provide the other party with as much prior notice of the content of such release or statement as is reasonably practicable under the circumstances.

     11.11 Interpretation. When reference is made in this Agreement to Sections, Exhibits or Schedules, such reference is to the Sections, Exhibits or Schedules of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

     11.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

     11.13 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which any of the parties may be entitled, at law or in equity.

     11.14 Sellers' Responsibilities. The representations, warranties and covenants made by Harper and McNew in this Agreement are several and, subject to the provisions of Article IX, neither Harper nor McNew shall be responsible for the representations, warranties or covenants of the other.

     11.15 No Prejudice. This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be duly executed on its respective behalf, as of the Day and year first above written.

                                       /s/ Daniel R. Harper
                                       -----------------------------------
                                       Daniel R. Harper



                                       /s/ Quinton B. McNew
                                       -----------------------------------
                                       Quinton B. McNew

                                                         ("Sellers")


                                  FLORIDA ROCK INDUSTRIES, INC.


                                  By  /s/ John D. Baker II
                                    --------------------------------------
                                      Name:  John D. Baker II
                                      Title: President and CEO

                                                         ("Buyer")


                                  HARPER BROS., INC.


                                  By  /s/ Denis J. Roza
                                    --------------------------------------
                                      Name:  Denis J. Roza
                                      Title: President

                                                         ("Transferred Company")

                                EXHIBITS

EXHIBIT A - Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

EXHIBIT B - Opinion of Henderson, Franklin, Starnes & Hold, P.A.

EXHIBIT C - Allocation Schedule

Florida Rock Industries, Inc. agrees to supplementally furnish copies of the foregoing exhibits and schedules to the Securities and Exchange Commission upon request.